CERTIFICATE OF FORMATION OF CONEMAUGH FUELS, LLC

                      This Certificate of Formation of Conemaugh Fuels, LLC (the "LLC"), dated July 12th, 2002, is being duly executed and filed by Christina M. Gilpin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sec. 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Conemaugh Fuels, LLC.
SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Delaware GCL Services LLC, #3 S. America Avenue, Dover, Kent County, Delaware 19901.

                      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Delaware GCL Services LLC, #3 S. American Avenue, in the City of Dover, County of Kent, 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.
/s/ Christina M. Gilpin Christina M. Gilpin Authorized Person